Exhibit 99.1

SNAP INTERACTIVE REPORTS FINANCIAL HIGHLIGHTS FOR THE QUARTER ENDED SEPTEMBER 30, 2012

•	SNAP Interactive Ranked the 36th Fastest Growing Company in North America on Deloitte’s 2012 Technology Fast 500TM
•	SNAP Re-Launches AreYouInterested.com as a Social Discovery Site
•	Deferred revenue of $3.3 Million, Up 17% Year-Over-Year
•	Overall liquidity level remains strong at $6.5 million

NEW YORK, NY, November 28, 2012 — SNAP Interactive, Inc. (“SNAP” or the “Company”) (OTCBB: STVI), a leading social application developer, today announced financial highlights for the quarter ended September 30, 2012.

•	SNAP’s balance sheet position continues to be strong, with $6.5 million of cash and cash equivalents at September 30, 2012;
•	Deferred revenue increased 17% to $3.3 million at September 30, 2012 compared to $2.8 million at September 30, 2011;
•	Quarterly revenue decreased 15% to $4.3 million compared to $5.1 million for the comparable period in 2011;
•	Quarterly bookings decreased 20% to $4.0 million compared to $5.0 million for the comparable period in 2011.

“Our focus during the third quarter centered around scaling, testing and optimizing the redesigned AreYouInterested.com product, which we launched in August 2012. As we transitioned to the redesigned product, we again focused on limiting cash burn and ended the quarter at $6.5 million in cash and cash equivalents and investments, down $0.6 million from June 30, 2012” added Jon D. Pedersen, Sr., SNAP’s Chief Financial Officer.

Financial Highlights
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
GAAP Results	2012	2011	Change	2012	2011	Change
Total revenues	$4,331,701	$5,091,026	$(15)%	15,289,791	13,654,714	$12%
Deferred revenue	$3,317,790	2,825,844	17%	3,317,790	2,825,844	17%
Net cash used in operating activities	$(555,460)	212,426	(361)%	(2,253,418)	(931,661)	142%

Non-GAAP Results
Bookings	$3,967,610	$4,955,691	(20)%	15,181,093	14,389,409	6%

Business Highlights

•	Launched the redesigned AreYouInterested.com product to all users in August 2012;
•	Monthly Active Users (MAUs) on the AreYouInterested.com app on Facebook Platform totaled 5.29 million as of September 30, 2012; and
•	Averaged over 450,000 daily sessions or visits to our mobile AreYouInterested.com platforms (including iPhone, mobile web, and Android sessions) during the third quarter of 2012

Management Commentary

“The third quarter marked the beginning of a new phase for SNAP as we successfully re-launched AreYouInterested.com as a social discovery product,” said SNAP’s President and Chief Executive Officer, Clifford Lerner. “I believe we achieved our goal of completely rebuilding and re-launching the product while conserving cash and maintaining a strong balance sheet position during the transition. Toward the end of the quarter we moved into the testing and rapid optimization phase of the re-launch and that process has continued in earnest during the fourth quarter of 2012. We have made meaningful progress with these optimizations and I look forward to communicating some of these exciting developments to investors over the coming weeks and months.”

SNAP’s Chief Financial Officer Jon D. Pedersen, Sr. added, “Consistent with our approach during the second quarter, we significantly reduced our rate of spend on traffic acquisition during the third quarter as we were primarily focused on the launch, testing and optimization of the redesigned AreYouInterested.com product.  In turn, this resulted in decreased revenue, bookings, and a decrease in our number of active subscribers as compared to the second quarter of 2012. We expect to increase our advertising and marketing expenditures from current levels towards the end of the fourth quarter 2012 and into the first quarter of 2013 as we begin to build a brand around the redesigned product.”

About SNAP Interactive, Inc.

SNAP Interactive, Inc. develops, owns and operates social discovery applications for social networking websites and mobile platforms.  SNAP's flagship brand, AreYouInterested.com®, is one of the largest social discovery applications on the internet, based on monthly active users (“MAUs”) of the AreYouInterested.com application on the Facebook Platform, and it offers a completely integrated Facebook, iPhone, Android and Web application. For more information, please visit http://www.snap-interactive.com, its blog at http://blog.snap-interactive.com, on Facebook at facebook.com/SnapInteractiveInc and on Twitter at @SNAPInteractive.

The contents of these websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook® is a registered trademark of Facebook Inc. iPhone® is a registered trademark of Apple Inc.  Are You Interested?® is a registered trademark of SNAP Interactive, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” and variations of such words and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed by the forward-looking statements, including, but not limited to, the following: general economic, industry and market sector conditions; the ability to obtain additional financing to implement the Company’s long-term growth strategy; the ability to effectively manage the Company’s growth; the ability to anticipate and respond to changing consumer trends and preferences; reliance on the Company’s chief executive officer and sole director and the Company’s ability to attract and hire key personnel; reliance on a very limited number of third party platforms to run the Company’s applications and the ability of third party platforms to take action against these applications; the intense competition in the online dating marketplace; the ability to establish and maintain brand recognition; the ability to develop and support successful applications for mobile platforms; the ability to advertise the Company’s products through a variety of advertising media; the ability to develop and market new technologies to respond to rapid technological changes; increased governmental regulation of the online dating, social discovery or Internet industries; and circumstances that could disrupt the functioning of the Company’s applications and websites.  In evaluating these statements, you should carefully consider these risks and uncertainties and those described under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Non-GAAP Financial Measures

We have provided in this release non-GAAP financial information such as bookings as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Management uses this non-GAAP financial measure internally in analyzing our financial results to assess operational performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting and analyzing future periods. We believe this non-GAAP financial measure is useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use such information to help assess the health of our business.

Some limitations of bookings as a financial measure include that:

•	Bookings does not reflect that we defer and recognize revenue from subscription fees and premium sales over the length of the subscription term; and
•	Other companies, including companies in our industry, may calculate bookings differently or choose not to calculate bookings at all, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider bookings along with other financial performance measures, including total revenues, deferred revenue, net income (loss) and our financial results presented in accordance with GAAP

SNAP INTERACTIVE, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Reconciliation of Subscription Revenue to Bookings
Subscription revenue	$4,304,763	$4,953,561	$15,001,709	$13,501,480
Change in deferred revenue	(337,153)	2,130	179,384	887,929
Bookings	$3,967,610	$4,955,691	$15,181,093	$14,389,409